UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 26, 2011

VEECO INSTRUMENTS INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-16244 (Commission File Number)	11-2989601 (IRS Employer Identification No.)

Terminal Drive, Plainview, New York  11803

(Address of principal executive offices)

(516) 677-0200
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

On April 25, 2011, Veeco Instruments Inc. (the “Company”) called for redemption all of its outstanding 4.125% Convertible Subordinated Notes due 2012 (the “Notes”) pursuant to the First Supplemental Indenture dated as of April 20, 2007, as amended (the “Indenture”), by and between the Company, as Issuer, and U.S. Bank Trust National Association, as Trustee and Paying Agent.

In lieu of redemption, holders of all of the Notes called for redemption elected to convert their Notes as provided in the Indenture.  On May 26, 2011, the Company settled the conversion of $91.6 million of Notes by paying $91.6 million in cash and by issuing 1,551,747 shares of its common stock.

Prior to the Company’s call for redemption of its Notes, the Company received a notice of conversion of $1.5 million of Notes.  On June 1, 2011, the Company settled the conversion of these Notes by paying $1.5 million in cash and by issuing 26,213 shares of its common stock.  Upon completion of this transaction, the Company’s obligations under the Notes and the Indenture were satisfied and discharged.

The references in this Item 1.02 to the Indenture are qualified in their entirety by reference to the Indenture, which is incorporated herein by reference to Exhibit 4.1 to the Company’s Form 8-K filed April 20, 2007.

Item 3.02 Unregistered Sales of Equity Securities.

Item 1.02 is incorporated herein by reference.  The shares of common stock of the Company issued upon conversion of the Notes were issued in reliance on the exemption provided by Section 3(a)(9) of the Securities Act of 1933, as amended, as an exchange of securities of the same issuer with no commission being paid.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 1, 2011	VEECO INSTRUMENTS INC.

By: /s/ Gregory A. Robbins
Name: Gregory A. Robbins
Title: Senior Vice President and General Counsel